Exhibit 99.1

Insulet Reports Second Quarter 2019 Revenue of $177 Million, an Increase of 43% Year-Over-Year

ACTON, Mass.--(BUSINESS WIRE)--August 5, 2019--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced financial results for the three months ended June 30, 2019.

Second Quarter Financial Highlights:

  Second quarter revenue of $177.1 million, up 43%, compared to revenue of $124.3 million in the prior year, exceeds guidance of $160 to $165 million
    Global Omnipod revenue of $160.8 million, an increase of 51%
      U.S. Omnipod revenue of $98.1 million, an increase of 26%
      International Omnipod revenue of $62.7 million, an increase of 120%
  Drug Delivery revenue of $16.3 million, a decrease of 8%
  Gross margin of 65.7%, down 30 basis points
  Operating income of $7.6 million compared to operating income of $4.3 million in the prior year
  Net income of $1.4 million, or $0.02 per diluted share, compared to a net loss of $1.7 million, or $(0.03) per share, in the prior year

Recent Strategic Highlights:

  Began production in the second quarter on the Company's first U.S. highly-automated manufacturing line
  Presented clinical data on the Omnipod HorizonTM automated insulin delivery system, in which study participants - ages two through six - maintained glucose control in the target range for 73% of time overall and 85% during the overnight period
  Increased coverage for Omnipod DASHTM in the U.S. to approximately half of all covered lives

"We had another strong quarter, as we made excellent progress on our strategic imperatives and delivered continued growth, profitability and financial outperformance," said Shacey Petrovic, President and Chief Executive Officer. "We are investing in innovation in our product portfolio, automated manufacturing, and business model to ensure our customers get improved access to our life-changing technologies across the globe. Our consistently strong financial results give us confidence that we are executing the right strategy to drive strong, sustainable growth over the long-term. We are raising our outlook for full year 2019 and remain on track to meet our 2021 financial targets. We are taking important steps to unlock Insulet’s enormous potential and are excited to continue delivering superior growth and returns for investors."

2019 Outlook:

  For the year ending December 31, 2019, the Company is raising its revenue guidance to a range of $700 to $715 million, representing growth of 24% to 27% (previously 18% to 22%). Revenue ranges by product line are:
    U.S. Omnipod of $391 to $399 million, representing growth of 21% to 23% (previously 16% to 19%)
    International Omnipod of $246 to $250 million, representing growth of 43% to 45% (previously 37% to 42%)
    Drug Delivery of $63 to $66 million, representing a decline of 3% to 8% (previously a decline of 11% to 19%)
  For the quarter ending September 30, 2019, the Company expects revenue in the range of $174 to $181 million, representing growth of 15% to 20%. Revenue ranges by product line are:
    U.S. Omnipod of $98 to $102 million, representing growth of 20% to 24%
    International Omnipod of $61 to $63 million, representing growth of 22% to 26%
    Drug Delivery revenue of $15 to $16 million, representing a decline of 15% to 21%

Future results may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on August 5, 2019 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company's website at http://investors.insulet.com, "Events and Presentations", and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 3268007.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: www.insulet.com and www.myomnipod.com.

Forward-Looking Statements:

The 2019 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Form 10-Q for the quarter ended June 30, 2019. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product platform, the Omnipod System; risks associated with the Company’s ability to design, develop, manufacture and commercialize future products; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key suppliers; international business risks; Insulet’s inability to effectively operate and grow the Company's business in Europe following the expiration of an agreement with the Company's former European distributor on June 30, 2018; regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the timing and terms of the separation of the United Kingdom from the European Union (Brexit); Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products; failure to retain key payor partners and their members; adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; changes to or termination of Insulet's license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System's current or future features; challenges to the future development of our non-insulin drug delivery business; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet's contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration's quality system regulations; the potential violation of the Foreign Corrupt Practices Act or any other international, federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information or other protected personal information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet, including stemming from off-label use of our product; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet's competitors; future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of substantially all of Insulet's manufacturing operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission in February 2019 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

INSULET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited; in thousands, except per share data)	2019	2018	2019	2018
Revenue	$177,136	$124,262	$336,691	$247,840
Cost of revenue	60,718	42,190	113,577	89,953
Gross profit	116,418	82,072	223,114	157,887
Operating expenses:
Research and development	32,264	18,801	64,218	39,068
Sales and marketing	47,401	36,575	89,017	69,624
General and administrative	29,150	22,371	55,011	44,870
Total operating expenses	108,815	77,747	208,246	153,562
Operating income	7,603	4,325	14,868	4,325
Interest expense and other, net	(5,719)	(5,604)	(8,280)	(11,840)
Income (loss) before income taxes	1,884	(1,279)	6,588	(7,515)
Income tax expense	482	412	808	745
Net income (loss)	$1,402	$(1,691)	$5,780	$(8,260)
Net income (loss) per share:
Basic	$0.02	$(0.03)	$0.10	$(0.14)
Diluted	$0.02	$(0.03)	$0.09	$(0.14)
Basic weighted-average number of shares outstanding	59,845	58,833	59,601	58,659
Diluted weighted-average number of shares outstanding	61,486	58,833	61,332	58,659

INSULET CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands)	June 30, 2019	December 31, 2018
ASSETS
Cash, cash equivalents and short-term investments	$309,748	$288,946
Accounts receivable and unbilled receivable	78,739	76,672
Inventories	85,109	71,414
Prepaid expenses and other current assets	25,211	24,254
Total current assets	498,807	461,286
Long-term investments	62,677	140,784
Property and equipment, net	334,025	258,379
Goodwill and other intangible assets, net	52,779	50,029
Other assets	29,435	18,266
Total assets	$977,723	$928,744
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$24,752	$25,500
Accrued expenses and other current liabilities	81,021	90,157
Total current liabilities	105,773	115,657
Convertible debt, net	607,351	591,978
Other liabilities	14,819	9,010
Total liabilities	727,943	716,645
Stockholders’ Equity	249,780	212,099
Total liabilities and stockholders’ equity	$977,723	$928,744

Contacts

Investor Relations and Media:
Deborah R. Gordon
Vice President, Investor Relations and Corporate Communications
(978) 600-7717 dgordon@insulet.com